Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Vice President and Treasurer 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST ANNOUNCES

RECEIPT OF NOTICE OF REDEMPTION OF COMMON UNITS FROM CHAIRMAN

COLUMBIA, MD., March 5, 2009 - Corporate Office Properties Trust (COPT) (NYSE:OFC) announced today that Jay H. Shidler, Chairman of COPT’s Board of Trustees, has advised the Company that he intends to exercise his right under COPT’s operating partnership agreement to cause COPT to redeem 1.6 million of his common units of partnership interest in COPT’s operating partnership. These units represent less than 50% of the total number of units of partnership interest that Mr. Shidler owns. COPT intends to redeem these units in exchange for an equal number of COPT’s common shares of beneficial interest. The Company will assist Mr. Shidler in filing a Form 4 with the Securities and Exchange Commission to report the transaction.

The common shares issued to Mr. Shidler are registered for resale under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3 filed by COPT on, and effective as of, April 3, 2006.

“My wife and I have established a target for what we and The Shidler Family Foundation will be donating to cultural, educational and charitable organizations during the next five years. Proceeds from the sale of COPT common shares will in part support these efforts. In the past several years, we have donated COPT common shares to the University of Hawaii as part of our continuing support for that institution,” stated Jay H. Shidler, Chairman of the Board of Trustees for Corporate Office Properties Trust. “I intend to continue to be an active board member and supporter of the business and this potential sale of common shares in no way should be deemed as a lack of confidence in either COPT as a company or its management team,” he added.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of December 31, 2008, the Company owned 256 office and data properties totaling 19.2 million rentable square feet, which includes 18 properties totaling 769,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. More information on COPT can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.